Exhibit 31.4

CERTIFICATION

I, Vincent Sita, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the fiscal year ended December 31, 2021 of FalconStor Software, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022	/s/ Vincent Sita
Vincent Sita
Chief Financial Officer
(principal financial officer)